Exhibit 35.5

[SPS Logo]

Agreement: See Schedule of Agreements

Dated: See Attached Schedule

ANNUAL STATEMENT AS TO COMPLIANCE

In accordance with the applicable section in each of the Pooling and Servicing Agreements specified:

i.	a review of the activities of the Servicer during the reporting period from January 1, 2013 through December 31, 2013 and of performance under this Agreement has been made under such officers’ supervision; and

ii.	to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled in all material respects all of its obligations and no default has occurred under this Agreement throughout such reporting period.

March 24, 2014

/s/ Timothy J. O’Brien

Timothy J. O’Brien

Chief Executive Officer

Select Portfolio Servicing, Inc.

3815 South West Temple / Salt Lake City, Utah 84115 / telephone (801) 293-1881 / web www.spservicing.com

Schedule of Agreements – Cover Letter

Flow Mortgage Loan Servicing Rights Sale and Servicing Agreement Among Select Portfolio Servicing, Inc., as Servicer, DLJ Mortgage Capital, Inc., as Servicing Rights Purchaser, and Redwood Residential Acquisition Corporation, as Owner

5/5/2011

Assignment, Assumption and Recognition Agreement for the Sequoia Mortgage Trust 2011-2, among Redwood Residential Acquisition Corporation (the “Assignor”), Sequoia Residential Funding, Inc. (the “Depositor”), Select Portfolio Servicing, Inc., (the “Servicer”), DLJ Mortgage Capital, Inc. (the “Servicing Rights Purchaser”) and U.S. Bank National Association, as trustee, servicing under the Flow Mortgage Loan Servicing Rights Sale and Servicing Agreement Among Select Portfolio Servicing, Inc., as Servicer, DLJ Mortgage Capital, Inc., as Servicing Rights Purchaser, and Redwood Residential Acquisition Corporation, as Owner

9/27/2011

Assignment, Assumption and Recognition Agreement for the Sequoia Mortgage Trust 2012-1, among Redwood Residential Acquisition Corporation (the “Assignor”), Sequoia Residential Funding, Inc. (the “Depositor”), Select Portfolio Servicing, Inc., (the “Servicer”), DLJ Mortgage Capital, Inc. (the “Servicing Rights Purchaser”) and U.S. Bank National Association, as trustee, servicing under the Flow Mortgage Loan Servicing Rights Sale and Servicing Agreement Among Select Portfolio Servicing, Inc., as Servicer, DLJ Mortgage Capital, Inc., as Servicing Rights Purchaser, and Redwood Residential Acquisition Corporation, as Owner

1/27/2012